UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2010

ALCO, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-51105	11-3644700
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Suite 501, Bank of America Tower
12 Harcourt Road, Central
Hong Kong
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code 852-2521-0373

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 28, 2010, Andrew Liu & Company Limited (“ALC”), a wholly subsidiary of ALCO, Inc. (the “Registrant”), entered into a loan agreement and a mortgage with its client, HK Huajinyuan Shipping Co., Limited (“HKHS”).

Under the loan agreement and the mortgage, ALC will make available to  HKHS an on demand loan facility in the principal amount of up to US$3,500,000.  The loan is interest bearing and secured by a vessel owned by HKHS.  The loan is payable in full at any time upon demand.

Furthermore, under the loan agreement and mortgage, HKHS is required to perform, observe, and comply with certain covenants, terms and conditions including, but not limited to, the requirement to keep the vessel operationally seaworthy, fit for service and in compliance with all related laws and regulations such as ISM Code, the ISPS Code, the MARPOL and all other laws and regulations including all Environmental Laws and Environmental Authorizations.  Moreover, HKHS cannot create or permit to subsist any security interest over the vessel except certain conditions that are in relation to the ordinary course of business.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)

The exhibits listed below are filed as part of this Current Report on Form 8-K:

10.5   Loan Agreement dated July 27, 2010 between HK Huajinyuan Shipping Co., Limited, Gao Qiongying, and Andrew Liu & Company Limited..

10.6   First Preferred Mortgage dated July 27, 2010, by HK Huajinyuan Shipping Co., Limited in favor of Andrew Liu & Company Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCO, INC.

__________________________

/s/Andrew Liu

Chief Executive Officer

Date: July 27, 2010